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                                                                   Exhibit 16.1




January 6, 1999



Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

We have read Item 4 of Reality Interactive, Inc.'s Form 8-K dated
January 11, 1999 and are in agreement with the statements contained in paragraph 4 (a) therein.

                                Very truly yours,


                                /s/ PRICEWATERHOUSECOOPERS LLP
                                PRICE WATERHOUSE COOPERS LLP